Exhibit 99.1

COOPERS        Coopers & Lybrand L.L.P.
& LYBRAND



                                        December 22, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements made by Bogen Communications International, Inc. (copy attached), which we understand was filed with the Commission pursuant to
Item 4 of Form 8-K of the Company's Form 8-K report for the month of December 1997. We agree with the statements concerning our Firm in such Form 8-K.

                                        Very truly yours,

                                        /s/ Coopers & Lybrand L.L.P.

                                        Coopers & Lybrand L.L.P.


Attachment

         ITEM 4 OF FORM 8-K OF BOGEN COMMUNICATIONS INTERNATIONAL, INC.
                             DATED DECEMBER 12, 1997

     On December 12, 1997, Bogen Communications International, Inc. (the "Company") retained KPMG Peat Marwick LLP ("KPMG") to serve as its independent accountant for the fiscal year ending December 31, 1997. KPMG will replace Coopers & Lybrand L.L.P. ("Coopers & Lybrand") who was dismissed on December 12, 1997.

     The dismissal of Coopers & Lybrand was approved by the Company's board of directors. Coopers & Lybrand's report on the financial statements of the Company for the fiscal years ended December 31, 1996 and 1995 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audit of the Company's financial statements for the years ended December 31, 1996 and 1995, and through the subsequent interim period through December 12, 1997 (the date of dismissal), there has not been a disagreement with Coopers & Lybrand on any matter of accounting principle or practice, financial statement disclosure, or audit scope or procedure, which disagreement, if not resolved to the satisfaction of Coopers & Lybrand, would have caused it to make reference to the subject matter of the disagreement in connection with its report. In addition, there has not been a reportable event as described in paragraph
(a)(1)(v) of Item 304 of Regulation S-K, promulgated under the Securities Act of 1934, as amended.

     The Company has requested Coopers & Lybrand to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Coopers & Lybrand agrees with the above statements. A copy of the letter will be filed with the Securities and Exchange Commission as an amendment to this Current Report on Form 8-K within 10 business days of this filing.